EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held October 23, 2013 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 23rd by dialing 855-859-2056, access code 86467200. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THE THIRD QUARTER AND YEAR TO DATE 2013

Lake Forest, Illinois, October 23, 2013—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter of 2013.

THIRD QUARTER RESULT

Revenues for the quarter ended September 30, 2013 were $534.6 million, up $54.1 million or 11.3% from $480.5 million in the third quarter last year.  Acquisitions contributed approximately $34.1 million to the current period’s growth in revenues.  Revenues increased 12.4% compared to the prior period when adjusted for unfavorable foreign exchange impact of $5.3 million.  Gross profit was $241.4 million, up 12.0% from $215.6 million in the third quarter last year.  Gross profit as a percent of revenue was 45.2% compared with 44.9% in the third quarter of 2012.  Earnings per diluted share, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), increased 22.9% to $0.92 from $0.75 in the same period last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 13.2% to $0.96 from $0.84.  See tables below.

FIRST NINE MONTHS’ RESULTS

Revenues for the nine months ending September 30, 2013 were $1,574.9 million, up $165.4 million or 11.7% from $1,409.5 million in the same period last year. Revenues increased 12.7% compared with the prior period when adjusted for unfavorable foreign exchange impact of $13.5 million.  Gross profit was $711.3 million, up 12.9% from $630.3 million in the same period last year.  Gross profit as a percent of revenue was 45.2% compared with 44.7% in 2012.  GAAP earnings per diluted share increased 17.0% to $2.67 from $2.28 in the same period last year.  Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 12.9% to $2.76 from $2.45.  See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1):

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2013	2012	$	%	2013	2012	$	%
Total As Reported Revenues (GAAP)	$ 534.6	$ 480.5	$ 54.1	11.3%	$ 1,574.9	$ 1,409.5	$ 165.4	11.7%
Adjustment for Foreign Exchange	5.3	-	5.3		13.5	-	13.5
Subtotal (non-GAAP):	539.9	480.5	59.4	12.4%	1,588.4	1,409.5	178.9	12.7%

Adjustment for Acquisitions	(38.1)	(4.0)	(34.1)		(113.4)	(8.2)	(105.2)
Adjustment for Regulated Returns and Recall Management Services	(25.1)	(28.8)	3.7		(71.3)	(93.5)	22.2
Subtotal (non-GAAP):	$ 476.7	$ 447.7	$ 29.0	6.5%	$ 1,403.7	$ 1,307.8	$ 95.9	7.3%

Domestic/ International Breakdown:
Domestic Revenues	$ 378.1	$ 348.2	$ 29.9	8.6%	$ 1,112.0	$ 1,015.3	$ 96.7	9.5%
International Revenues	156.5	132.3	24.2	18.3%	462.9	394.2	68.7	17.4%
Total As Reported Revenues (GAAP)	$ 534.6	$ 480.5	$ 54.1	11.3%	$ 1,574.9	$ 1,409.5	$ 165.4	11.7%

(1) When evaluating organic revenue growth for internal purposes, we exclude (i) the impact of foreign exchange, (ii) revenues attributed to acquisitions closed within the preceding 12 months and (iii) revenues from our regulated returns and recall management services. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance than GAAP revenues.

Table to reconcile GAAP EPS to Non-GAAP EPS(2):

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2013	2012	$	%	2013	2012	$	%
GAAP EPS	$ 0.92	$ 0.75	$ 0.17	22.9%	$ 2.67	$ 2.28	$ 0.39	17.0%

Acquisition Expenses	0.02	0.03			0.07	0.07
Integration Expenses	0.01	0.01			0.03	0.03
Change in Fair Value	(0.00)	(0.00)			(0.00)	0.01
Restructuring and Plant Closure	0.00	0.02			0.00	0.02
Loss on Sale of Business	-	0.04			-	0.04
Litigation Settlement	0.00	-			0.00	-

Non-GAAP EPS (Adjusted)	$ 0.96	$ 0.84	$ 0.11	13.2%	$ 2.76	$ 2.45	$ 0.32	12.9%

(2) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $335.3 million and $277.1 million for the nine months ended September 30, 2013 and 2012, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$ 63,580	$ 31,324
Short-term investments	447	503
Accounts receivable, net	370,077	322,246
Deferred income taxes	22,181	22,995
Prepaid expenses	30,909	27,042
Other current assets	40,778	37,176
Total Current Assets	527,972	441,286
Property, plant and equipment, net	352,368	335,870
Goodwill	2,207,845	2,065,103
Intangible assets, net	720,811	667,471
Other assets	36,133	37,008
Total Assets	$ 3,845,129	$ 3,546,738

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$ 107,577	$ 87,781
Accounts payable	82,552	74,225
Accrued liabilities	135,472	125,096
Deferred revenues	19,491	18,095
Other current liabilities	66,512	25,863
Total Current Liabilities	411,604	331,060
Long-term debt, net of current portion	1,295,592	1,268,303
Deferred income taxes	384,110	359,780
Other liabilities	31,090	30,272
Equity:
Common stock	857	860
Additional paid-in capital	177,706	116,720
Accumulated other comprehensive loss	(54,998)	(39,064)
Retained earnings	1,581,964	1,463,277
Total Stericycle, Inc. Equity	1,705,529	1,541,793
Noncontrolling interests	17,204	15,530
Total Equity	1,722,733	1,557,323
Total Liabilities and Equity	$ 3,845,129	$ 3,546,738

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$534,579	100.0	$480,484	100.0	$1,574,908	100.0	$1,409,511	100.0
Cost of revenues (exclusive of depreciation shown below)	280,645	52.5	253,526	52.8	826,703	52.5	746,540	53.0
Depreciation - cost of revenues	12,531	2.3	11,404	2.4	36,856	2.3	32,622	2.3

Gross profit	241,403	45.2	215,554	44.9	711,349	45.2	630,349	44.7

Selling, general and administrative expenses (exclusive of depreciation and amortization below)	92,964	17.4	82,176	17.1	272,363	17.3	240,635	17.1
Depreciation - SG&A	2,610	0.5	2,480	0.5	8,373	0.5	6,892	0.5
Amortization	6,709	1.3	5,561	1.2	19,884	1.3	15,675	1.1
Total SG&A expense and amortization	102,283	19.1	90,217	18.8	300,620	19.1	263,202	18.7

Income from operations before acquisition, integration, and other expenses	139,120	26.0	125,337	26.1	410,729	26.1	367,147	26.0

Acquisition expenses	2,111	0.4	2,467	0.5	6,238	0.4	6,213	0.4
Integration expenses	1,423	0.3	1,217	0.3	3,702	0.2	3,540	0.3
Change in fair value of contingent consideration	(185)	0.0	(11)	0.0	(307)	0.0	591	0.0
Litigation settlement	12	0.0	-	0.0	116	0.0	-	0.0
Loss on sale of business	--	0.0	4,867	1.0	--	0.0	4,867	0.3
Restructuring and plant closure costs	364	0.1	2,250	0.5	468	0.0	3,400	0.2
Income from operations	135,395	25.3	114,547	23.8	400,512	25.4	348,536	24.7
Other income (expense):
Interest income	151	0.0	117	0.0	420	0.0	333	0.0
Interest expense	(13,467)	-2.5	(13,048)	-2.7	(40,028)	-2.5	(38,597)	-2.7
Other expense, net	(1,341)	-0.3	(488)	-0.1	(2,899)	-0.2	(556)	0.0
Total other expense	(14,657)	-2.7	(13,419)	-2.8	(42,507)	-2.7	(38,820)	-2.8
Income before income taxes	120,738	22.6	101,128	21.0	358,005	22.7	309,716	22.0
Income tax expense	39,906	7.5	35,382	7.4	123,508	7.8	110,283	7.8
Net income	80,832	15.1	65,746	13.7	234,497	14.9	199,433	14.1
Less: net income attributable to noncontrolling interests	285	0.1	269	0.1	1,289	0.1	1,506	0.1
Net income attributable to Stericycle, Inc.	$80,547	15.1	$65,477	13.6	$233,208	14.8	$197,927	14.0

Earnings per share - diluted	$0.92		$0.75		$2.67		$2.28

Weighted average number of common shares outstanding - diluted	87,401,565		87,305,779		87,497,276		86,911,229

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended
	September 30,
	2013	2012
Operating Activities:
Net income	$234,497	$199,433
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of business	--	4,867
Change in fair value of contingent consideration	(307)	591
Stock compensation expense	12,088	12,346
Excess tax benefit of stock options exercised	(12,354)	(20,994)
Depreciation	45,229	39,514
Amortization	19,884	15,675
Deferred income taxes	15,623	25,462
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(43,816)	(4,657)
Accounts payable	2,647	7,246
Accrued liabilities	20,486	(14,995)
Deferred revenue	(614)	615
Other assets and liabilities	41,920	12,044

Net cash provided by operating activities	335,283	277,147

Investing Activities:
Payments for acquisitions, net of cash acquired	(132,920)	(153,390)
Proceeds from/ (purchases of) short-term investments	45	(49)
Proceeds from sale of business and other assets	--	764
Capital expenditures	(54,329)	(51,658)

Net cash used in investing activities	(187,204)	(204,333)

Financing Activities:
Net repayment of long-term debt	(48,130)	(43,916)
Net borrowings/ (repayments) on senior credit facility	5,075	(96,601)
Payments of deferred financing costs	--	(148)
Payments on capital lease obligations	(2,623)	(2,559)
Purchase and cancellation of treasury stock	(114,532)	(2,945)
Payments to noncontrolling interests	--	(398)
Proceeds from issuances of common stock	33,828	44,879
Excess tax benefit of stock options exercised	12,354	20,994

Net cash used in financing activities	(114,028)	(80,694)
Effect of exchange rate changes on cash	(1,795)	1,574
Net increase/ (decrease) in cash and cash equivalents	32,256	(6,306)
Cash and cash equivalents at beginning of period	31,324	22,511

Cash and cash equivalents at end of period	$63,580	$16,205

Non-cash activities:
Net issuances of obligations for acquisitions	$90,643	$62,262